THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAS BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING IT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) FROM THE TRANSFEROR REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

No.                                           Warrant to Purchase 295,056 Shares
   --------------                        of Common Stock (subject to adjustment)
Date:  October 15, 1997
                                     WARRANT
                      TO PURCHASE COMMON STOCK OF DCX, INC.

     This certifies that, in consideration of value heretofore received by DCX, INC., a Colorado corporation (the "Company") receipt of which is hereby acknowledged, COPELAND CONSULTING GROUP, INC., 5373 Lookout Ridge Drive, Boulder, CO 80301 ("Holder") is entitled to subscribe for and purchase up to 295,056 shares of fully paid and nonassessable Common Stock of the Company, at the price of $1.00 per share, as adjusted pursuant to Paragraph 4 hereof (the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth.

     As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock and any stock into which such Common Stock may hereafter be exchanged.

1.   TERM.

     The purchase right represented by this Warrant is exercisable, in whole or in part at any time following the date hereof until JANUARY 14, 2002.

2.   METHOD OF EXERCISE; PAYMENT: ISSUANCE OF NEW WARRANT.

     Subject to paragraph I hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company and by the payment to the Company, by either: (a) a check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares of common stock then being purchased; or (b) that number of shares of common stock of the Company having a fair market value equal to the then applicable warrant price per share multiplied by the number of shares of common stock then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder hereof within five (5) business days and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such reasonable time.

3.   STOCK FULLY PAID, RESERVATION OF SHARES.


     All Common Stock which may be issued upon the exercise of the rights represented by this Warrant ("Warrant Stock") will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

4.   ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES.

     If there shall be any change described in sub-paragraphs (a), (b) or ( c) below, the aggregate Warrant Price shall remain unchanged but the number of shares covered by this Warrant shall in each instance be adjusted as follows:

     a. If a share dividend is declared on the Common Stock of the Company, the number of shares of Common Stock subject to this Warrant shall be increased by the number of shares which would have been issuable to the Holder if such Holder had exercised this Warrant immediately prior to the record date related to the declaration and payment of such share dividend;

     b. If an increase or decrease is effected in the number of outstanding shares of Common Stock by reason of subdivision or combination of such shares, the number of shares of Common Stock subject to this Warrant shall equal the number of shares which would have been held by the Holder after consummation of such combination or subdivision if the Holder had exercised this Warrant immediately prior to the record date related to such subdivision or combination and the Holder held no other shares of Common Stock other than those deemed issued upon exercise of this Warrant; and

     c. In case of a capital reorganization, merger (except a merger in which the Company is the surviving corporation), or the sale of all or substantially all of the properties and assets of the Company (each of the foregoing is sometimes hereinafter referred to as a "Reorganization"), the securities or any other property to be received upon exercise of this Warrant shall be the securities and other property which would have been held by the Holder after consummation of such Reorganization if the Holder had exercised this Warrant immediately prior to the record date related to such Reorganization and the Holder held no other shares of Common Stock other than those deemed issued upon exercise of this Warrant. Notwithstanding anything herein to the contrary, in the case of a Reorganization which qualifies for adjustment under this subparagraph ( c), the Holder must exercise this Warrant (or agree to exercise this Warrant) within ninety (90) days after written notice of the execution of the definitive agreement with the acquiror is delivered by the Company or the acquiror to the Holder.

5.   NOTICE OF ADJUSTMENTS.

     Whenever any Warrant Price shall be adjusted pursuant to Paragraph 4 hereof, the Company shall issue a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price or Prices after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant at the address specified in Paragraph 10(c) hereof, or at any address provided to the Company in writing by the Holder of this Warrant.

6.   FRACTIONAL SHARES.

     No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

7. COMPLIANCE WITH SECURITIES ACT-, NON-TRANSFERABILITY OF WARRANT-, DISPOSITION OF SHARES OF COMMON STOCK.

     COMPLIANCE WITH SECURITIES ACT. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the Holder hereof shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend substantially in the following form:

     "THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT THE PROPOSED TRANSACTION WILL NOT VIOLATE FEDERAL OR STATE SECURITIES LAWS."

8.   REGISTRATION OF SHARES OF COMMON STOCK UNDERLYING WARRANTS.

     8.1 REGISTRATION. The Company shall use reasonable efforts to prepare and file a registration statement (the "statement") under the Act, to the extent the Company can qualify to file such a statement, and thereafter continue to use its best efforts to make effective, a registration statement covering the shares of Warrant Stock issued or issuable pursuant to the Warrants requested to be sold by such Holders (Holders may only make the demand one time during the term of the Warrant), and in connection therewith shall advise the persons entitled thereto of their rights under Section 8 hereof.

     8.2 NOTICE. In connection with the filing of a registration statement pursuant to this Section, the Company shall:

     (a) promptly notify such Holders as to the anticipated filing thereof and of all amendments thereto filed prior to the effective date of said registration statement which notice briefly describes the Holders' rights under this Section 8;

     (b) use its best efforts to include in such registration (and any related filing or qualification under applicable blue sky laws), and in any underwriting involved therein, all the shares of Warrant Stock specified in a written request or requests, made by any Holder and received by the Company within twenty (20) days after the written notice from the Company described in clause (a) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's shares of Warrant Stock.

     (c) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to clause (a). In such event, the right of any Holder to registration pursuant to this Section 8 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's shares of Warrant Stock in the underwriting to the extent provided herein. All such Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

     (d) notify such Holders promptly after it shall have -received notice of the time when the registration statement becomes effective or any supplement to any prospectus forming a part of the registration statement has been filed;

     (e) prepare and file without expense to such Holders any necessary amendment or supplement to such registration statement or prospectus as may be necessary to comply with Section 10(a)(3) of the Act or advisable in connection with the proposed distribution of the securities by such Holders;

     (f) take all reasonable steps to qualify the shares of Warrant Stock for sale under the securities or blue sky laws of states as such Holders may designate in writing and to register or obtain the approval of any federal or state authority which may be required in connection with the proposed distribution, except, in each case, in jurisdictions in which the Company must either qualify to do business or file a general consent to service of process as a condition to the qualification of such securities;

     (g) notify such Holders of any stop order suspending the effectiveness of the registration statement and use its reasonable best efforts to remove such stop order;

     (h) use its best efforts to keep such registration statement and prospectus effective for a period of five (5) years after its effective date; and

     (i) furnish to such Holders as soon as available, copies of any such registration statement and each preliminary or final prospectus and any supplement or amendment required to be prepared pursuant to the foregoing provisions of this Section 8, all in such quantities as such Holders may from time to time reasonably request.

9.   EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT.

     Subject to the provisions of Section 7 hereof, this Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Warrant Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

10.  MISCELLANEOUS.

     (a) NO RIGHTS AS SHAREHOLDER. No Holder of the Warrant or Warrants shall be entitled to vote or receive dividends or be deemed the Holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant or Warrants shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     (b) REPLACEMENT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss. theft or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver. in lieu of this Warrant, a new Warrant of like tenor.

     (c) NOTICE. Any notice given to either party under this Agreement shall be deemed to be given three (3) days after mailing, postage prepaid, addressed to such parry at the address as such party may provide to the other.

     (d) NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying, out of all the provisions in this Warrant.

     (e) GOVERNING Law. This Warrant shall be governed by and construed under the laws of the State of Colorado without regard to principles of conflicts of laws. Any action or proceeding brought by the Holder or the Company against the other arising out of or related to this Warrant shall be brought in a State or Federal Court of competent jurisdiction located in Denver, Colorado and the Holder and the Company hereby submit to the jurisdiction of such courts for the purposes of any such action or proceeding.

     (f) The Company shall at all times during the term of this Warrant reserve and keep available such number of shares of its Common Stock as will be sufficient to satisfy the requirements of this Warrant.

     (g) This Warrant shall be binding upon the Company's successors and assigns.

     (h) The Holder agrees that he will comply with all applicable laws, rules and regulations of all Federal and State securities regulators including but not limited to the Securities and Exchange Commission, the National Association of Securities Dealers and applicable state securities regulators with respect to disclosure, filings and any other requirements resulting in any way from the issuance of this Warrant.

IN WITNESS WHEREOF, the parties have signed this Warrant.

DATED:  As of October 15, 1997


                                  DCX  INC.

                                   Frederick G. Beisser
                                  ----------------------------------------------
                                  Frederick G. Beisser, Vice President, Finance


                                  HOLDER:


                                  COPELAND CONSULTING GROUP, INC.

                                   Gene R. Copeland
                                  ----------------------------------------------
                                  Gene R. Copeland, President

                                    EXHIBIT 1

                               NOTICE OF EXERCISE

TO:  DCX INC.

     1. The undersigned hereby elects to purchase            shares of Common
                                                  ----------
Stock of DCX, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                      ------------------------------------
                                     (Name)

                      ------------------------------------

                      ------------------------------------
                                    (Address)


     3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned agrees to execute an Investment Representation Statement in the form attached as Exhibit A.

EXHIBIT A

                       INVESTMENT REPRESENTATION STATEMENT

TO:  DCX, INC.

With respect to the                 shares of Common Stock ("Shares") of DCX,
                    ---------------
INC. ("Company") which the undersigned ("Purchaser") has purchased from the Company today, the Purchaser hereby represents and warrants as follows:

     1) The Purchaser acknowledges that he has received no formal prospectus or offer in memorandum describing the business and operations of the Company. He has, however, by virtue of his relationship with the Company, been given access to all information that he believes is material to his decision to purchase the Shares. The Purchaser has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning its business operations. Any questions raised by the Purchaser have been answered to his satisfaction.

     2) The Shares are being acquired by the Purchaser for his account, for investment purposes only, and not with a view to the distribution or resale thereof.

     3) No representations or promises have been made concerning the marketability or value of the Shares. The Purchaser understands that there is currently no market for the transfer of the Shares. The Purchaser further acknowledges that, because the Shares have not been registered under the Securities Act of 1933, or applicable state securities laws and cannot be resold unless and cannot be resold unless they are subsequently registered under said Act or applicable state securities laws, or an exemption from registration is available, the Purchaser must continue to bear the economic risk of his investment in the Shares for an indefinite period of time. Specifically, the Purchaser agrees that the Shares may not be transferred until the Company has received an opinion of counsel reasonably satisfactory to it that the proposed transfer will not violate federal or state securities laws. The Company has not agreed or represented to the Purchaser that the Shares will be purchased or redeemed from the Purchaser at any time in the future. The Purchaser further understands that a notation will be made on the appropriate records of the Company and on the stock certificate representing the Shares so that the transfers of Shares will not be effected on those records without compliance with the restrictions referred to above.

Date:
     -----------------------



                                               ------------------------------